Exhibit 24.2

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brad Bernstein and Russ Heiser and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement of FlexShopper, Inc. (File No. 333-226823), including any and all amendments (including post-effective amendments) thereto, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

/s/ Howard S. Dvorkin
Howard S. Dvorkin
Date: April 30, 2019

/s/ Sean Hinze
Sean Hinze
Date: April 30, 2019